Exhibit 10.2

Master Repurchase Agreement

September 1996 Version

Dated as of	January 26, 2022

Between:	USCC EIP LLC, a Delaware limited liability company ("Seller")

and	MUFG Bank, LTD., New York Branch, a Japanese banking corporation acting through its New York Branch ("Buyer").

1. Applicability
From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2. Definitions
(a)    “Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)    “Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)    “Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)    “Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)    “Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)    “Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)    “Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)    “Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)    “Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)    “Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)    “Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)    “Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)    “Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)    “Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)    “Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)    “Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)    “Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)    “Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)    “Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)    “Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3. Initiation; Confirmation; Termination
(a)    An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)    Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)    In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4. Margin Maintenance
(a)    If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)    If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)    If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)    Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)    Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)    Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5. Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6. Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7. Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8. Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities
Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

* Language to be used under 17 C.F.R. ß403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
** Language to be used under 17 C.F.R. ß403.5(d) if Seller is a financial institution.

9. Substitution
(a)    Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)    In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10. Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11. Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)    The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)    In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)    In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)    If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)    as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)    as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)    As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)    For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)    The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)    To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)    The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12. Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13. Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14. Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15. Non-assignability; Termination
(a)    The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)    Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16. Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17. No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18. Use of Employee Plan Assets
(a)    If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)    Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)    By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19. Intent
(a)    The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)    It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)    The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)    It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20. Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:

(a)    in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (SIPA) do not protect the other party with respect to any Transaction hereunder;

(b)    in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)    in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

MUFG BANK, LTD., NEW YORK BRANCH		USCC EIP LLC

By:	/s/ Thomas Giuntini	By:	/s/ Douglas W. Chambers
Name:	Thomas Giuntini	Name:	Douglas W. Chambers
Title:	Managing Director	Title:	Authorized Person of USCC EIP LLC and EVP, CFO and Treasurer of United States Cellular Company
Date:	January 26, 2022	Date:	January 26, 2022

		By:	/s/ John M. Toomey
		Name:	John M. Toomey
		Title:	Authorized Person of USCC EIP LLC and VP and Treasurer of Telephone and Data Systems, Inc.
		Date:	January 26, 2022

Annex I
Supplemental Terms and Conditions
This Annex I forms a part of the 1996 SIFMA Master Repurchase Agreement, dated as of January 26, 2022 (the “SIFMA Master,” and as amended by this Annex I, this or the “Agreement”), between USCC EIP LLC and MUFG Bank, Ltd., New York Branch. Subject to the provisions of Paragraph 1 of this Annex I, (a) capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the SIFMA Master, and (b) aside from this Annex I, including all exhibits and schedules attached hereto and thereto, no other Annexes or Schedules thereto shall form a part of the SIFMA Master or be applicable thereunder.
1. Applicability; Parties; Framework.
(a) Framework Agreement. This Agreement is being entered into in accordance with that certain Master Framework Agreement, dated as of January 26, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Framework Agreement”), between USCC EIP LLC and MUFG Bank, Ltd., New York Branch. Capitalized terms used but not defined in this Agreement or in any Confirmations shall have the meanings set forth in the Framework Agreement (including Schedule 1 thereto). In the event of any inconsistency between this Agreement and the Framework Agreement, the Framework Agreement shall govern.
(b) Seller. USCC EIP LLC will act as Seller with respect to all Transactions entered into hereunder.
(c) Buyer. MUFG Bank, Ltd., New York Branch will act as Buyer with respect to all Transactions entered into hereunder.
(d) Securities. Each reference to “Securities” under this Agreement shall be replaced with a reference to “Seller Receivables” and each reference to “Security” under this Agreement shall be replaced with a reference to “Seller Receivable.” Each reference to “Purchased Securities” under this Agreement shall be replaced with a reference to “Purchased Receivables”.
(e) Entire Agreement. The first sentence of Paragraph 14 of the SIFMA Master is subject to, and superseded by, Section 8.3 of the Framework Agreement.
2. Definitions.
(a) Added Definitions. For purposes of this Agreement, the following additional terms shall have the following meanings:
(i) “Breakage Amount” (x) with respect to any Breakage Event pertaining to any outstanding Transaction, an amount equal to the loss, cost and expense (if any) actually incurred by Buyer and attributable to such Breakage Event but excluding loss of anticipated profits, in each case as determined in good faith by Buyer and notified to Seller in writing; it being understood that any written notice from Buyer indicating such amount and setting forth in reasonable detail the calculations used by Buyer to determine such amount, shall be conclusive absent manifest error and (y) if Seller for any reason fails to sell Seller Receivables to Buyer on a proposed Purchase Date (including as a result of Seller’s failure to satisfy any conditions precedent to the purchase of Seller Receivables on a Purchase Date) after providing a Transfer Notice, the resulting loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits, actually sustained by Buyer;
(ii) “Breakage Event”, with respect to any Transaction, (1) the termination of such Transaction before the Repurchase Date specified in the Confirmation for such Transaction whether in accordance with Paragraph 3(c) of this Agreement or Paragraph 11 of this Agreement, or (2) the transfer of any cash by Seller to Buyer during the Transaction Period for such Transaction as required pursuant to Paragraph 4(a) of this Agreement;
(iii) “CBA”, the meaning set forth in the definition of “Term SOFR”;
(iv) “Floor”, a rate of interest equal to 0% per annum;
(v) “Framework Agreement”, the meaning set forth in Paragraph 1(a) of Annex I to this Agreement;
(vi) “Ineligible Receivable”, as of any time of determination, any Receivable that is not an Eligible Receivable as of such time;
(vii) “Lookback Day”, the meaning set forth in the definition of “Term SOFR”;
(viii) “Purchased Receivables”, the Seller Receivables transferred by Seller to Buyer in a Transaction hereunder. The term “Purchased Receivables” with respect to any Transaction at any time also shall include Additional Purchased Receivables (including Substitute Receivables) delivered pursuant to Paragraph 4(a) hereof and shall exclude (i) Receivables released by Secured Party upon payment of the Repurchase Price for the related Transaction and (ii) Seller Receivables returned pursuant to Paragraph 4(f) hereof;

(ix) “SOFR”, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time) on the immediately succeeding SOFR Business Day;
(x) “SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(xi) “Subject Receivables”, the meaning set forth in Paragraph 4(a) of Annex I to this Agreement;
(xii) “Term SOFR”, with respect to any Transaction Period, the Term SOFR Reference Rate for a one-month tenor that is published by CME Group Benchmark Administration Ltd (“CBA”) or a successor Term SOFR Administrator, as applicable, and displayed on CBA’s Market Data Platform (or other commercially available source of the applicable Term SOFR Administrator providing such quotations as may be selected by the Buyer in its reasonable discretion from time to time), at approximately 6:00 a.m. New York City time, two SOFR Business Days (the “Lookback Day”) prior to the commencement of such Transaction Period (and rounded to the nearest 1/16th of 1%); provided that if, by 5:00 pm (New York City time) on any Lookback Day, Term SOFR for the applicable Transaction Period has not been published, then the Term SOFR for such Transaction Period will be the Term SOFR as published by the Term SOFR Administrator in respect of the first preceding SOFR Business Day for which such rate was published; provided, further, that, if Term SOFR determined as provided above (including pursuant to the immediately preceding proviso) shall ever be less than the Floor, then Term SOFR shall be deemed to be equal to the Floor;
(xiii) “Term SOFR Administrator”, CBA or a successor administrator of the Term SOFR Reference Rate selected by the Buyer in its reasonable discretion;
(xiv) “Term SOFR Reference Rate”, the forward-looking term rate based on SOFR; and
(xv) “Transaction Period”, with respect to any Transaction, the period commencing on (and including) the Purchase Date for such Transaction and expiring on (but excluding) the Repurchase Date for such Transaction.
(b) Revised Definitions. For purposes of this Agreement, and notwithstanding anything in Paragraph 2 of the SIFMA Master to the contrary, the following terms shall have the following amended and restated meanings:
(i) “Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Purchase Price for such Transaction as of such date;
(ii) “Buyer’s Margin Percentage”, with respect to any Transaction as of any date, one hundred percent (100%);
(iii) “Market Value”, as of any date or time with respect to any portfolio of Seller Receivables in connection with any Transaction or otherwise set forth in any Portfolio Report, an amount equal to the sum of the Receivable Balances of all Seller Receivables comprising such portfolio as of such date or time, as applicable;
(iv) “Price Differential”, with respect to any Transaction as of any date, the sum of the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction); provided, that upon the occurrence of any Breakage Event with respect to such Transaction, such Price Differential shall be increased by the applicable Breakage Amount (if any) for such Breakage Event, determined by Buyer as of the date on which such Breakage Event occurs;
(v) “Pricing Rate”, with respect to any Transaction, the per annum percentage rate for determination of the Price Differential, determined for such Transaction (unless otherwise specified in the Confirmation) as being equal to the sum of (A) (x) Term SOFR for the Transaction Period of such Transaction or (y) if (i) a Transaction Notice with respect to such Transaction is delivered less than 3 Business Days prior to the Purchase Date therefor and Buyer agrees in its sole discretion to proceed with the Transaction or (ii) the Transaction Period for such Transaction does not commence on a Monthly Date, Buyer’s actual costs of funds in respect of such Transaction as determined by Buyer plus (B) 1.25%;
(vi) “Repurchase Date”, the date on which Seller is to repurchase the Purchased Receivables from Buyer, which shall be the earlier of (i) the next Monthly Date immediately succeeding the applicable Purchase Date and (ii) any date determined by application of the provisions of Paragraph 3(c) or 11 of this Agreement; and

(vii) “Repurchase Price”, the price at which Purchased Receivables are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case as the sum of (A) the Purchase Price for such Transaction plus (B) the accrued and unpaid Price Differential as of the date of such determination (it being understood that all such accrued and unpaid Price Differential shall be payable when and as set forth in Paragraph 12 of Annex I to this Agreement); provided, that if an Event of Default has occurred and is continuing as of the applicable Repurchase Date for a Transaction, then the Repurchase Price for such Transaction shall include, in addition to the amounts specified in the foregoing clauses (A) and (B), all other Secured Obligations due and owing from Seller under the Transaction Agreements through the time such Repurchase Price is paid in full (other than contingent indemnification obligations in respect of which no claim therefor has been made).
3. Initiation; Confirmation; Termination. Notwithstanding anything to the contrary in Paragraph 3 of the SIFMA Master, the following shall apply:
(a) No Oral Agreements. All agreements to enter into Transactions hereunder shall be in writing in accordance with Article 4 of the Framework Agreement.
(b) Confirmations; Priority. All Confirmations with respect to Transactions hereunder shall be substantially in the form attached as Exhibit A to this Annex I. Subject to the proviso the definition of “Repurchase Price” set forth in Paragraph 2(b)(vi) of this Annex I, in the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.
(c) Termination. Paragraph 3(c) of the SIFMA Master is hereby amended and restated as follows:
“Transactions hereunder shall terminate upon the earlier of (i) the date determined pursuant to the definition of Repurchase Date (without regard to this Paragraph 3(c)) or (ii) a date specified upon demand by Seller, which demand shall be made by Seller in writing no later than 5:00 p.m. on the third Business Day prior to the Business Day on which such termination will be effective. On such earlier date, termination of the Transaction will be effected by transfer to Seller or its agent of the related Purchased Receivables against the payment of the related Repurchase Price by Seller (which may, to the extent permitted under Paragraph 12 of Annex I hereto, be netted against the Purchase Price payable in respect of any new Transaction).”
(d) Outstanding Transactions; Continuity. Notwithstanding anything in this Agreement to the contrary, the Parties agree that no more than one Transaction hereunder shall be outstanding at any given time. The Parties intend that, pursuant to Paragraph 12 of the SIFMA Master and to the extent permitted under Paragraph 12 of this Annex I, the Repurchase Price payable by Seller with respect to each expiring Transaction that coincides with the Purchase Date of a new Transaction shall be netted to the extent applicable against the Purchase Price payable by Buyer with respect to such subsequent Transaction.
4. Margin Maintenance. Notwithstanding anything to the contrary in Paragraph 4 of the SIFMA Master, the following shall apply:
(a) Paragraph 4(a) of the SIFMA Master is hereby amended and restated as follows:
“(i) If, as of 9:00 a.m. on any Business Day during the Transaction Period for an outstanding Transaction hereunder (other than the Purchase Date), the aggregate Market Value of all Purchased Receivables then subject to such Transaction is less than 125% of the Purchase Price with respect to such Transaction, then any Unsold Receivables owned by Seller as of such time shall automatically be transferred to Buyer in the order of priority set forth in the definition of Ordering Priority and shall be included in the Transaction Portfolio for such Transaction (“Additional Purchased Receivables”) until either the aggregate Market Value of such Transaction Portfolio as of such time (including such Additional Purchased Receivables) equals or exceeds 125% of the Purchase Price or until all remaining Unsold Receivables then owned by Seller have been transferred (it being understood that no determination regarding the Additional Purchased Receivables so transferred (including the identification thereof) shall be required to be made for any purpose under this Agreement or any other Transaction Agreement prior to two (2) Business Days following the Current clause (a)(i) Business Day (as hereinafter defined)). If, on any such Business Day (the “Current clause (a)(i) Business Day”), after giving effect to the transfer of Additional Purchased Receivables (if any) in accordance with the preceding sentence, the aggregate Market Value of the Transaction Portfolio for such Transaction is less than the Buyer’s Margin Amount for such Transaction (which determination shall be made on the second Business Day following the Current clause (a)(i) Business Day), then Seller shall transfer to Buyer cash so that the amount of such cash and aggregate Market Value of such Transaction Portfolio as of the Current clause (a)(i) Business Day will thereupon equal or exceed Buyer’s Margin Amount.

(ii) Without limitation of subparagraph (a)(i) above, if on any Business Day during the Transaction Period for an outstanding Transaction hereunder any Subject Receivables are re-transferred to Seller pursuant to Paragraph 4(f) of Annex I to this Agreement, then any Unsold Receivables owned by Seller as of 4:00 p.m. shall, concurrently with the re-transfer of such Subject Receivables pursuant to Paragraph 4(f), automatically be transferred to Buyer in the order of priority set forth in the definition of Ordering Priority and shall be included in the Transaction Portfolio for such Transaction as Additional Purchased Receivables (“Substitute Receivables”) until either the aggregate Market Value of the Substitute Receivables so transferred equals or exceeds the aggregate Market Value of the Subject Receivables re-transferred as of such time on such Business Day or until all remaining Unsold Receivables then owned by Seller have been transferred (it being understood that no determination regarding the Substitute Receivables so transferred (including the identification thereof) shall be required to be made for any purpose under this Agreement or any other Transaction Agreement prior to two (2) Business Days following the Current clause (a)(ii) Business Day (as hereinafter defined)). If on such Business Day (the “Current clause (a)(ii) Business Day”), the aggregate Market Value of the Substitute Receivables (if any) transferred in accordance with the preceding sentence is less than the aggregate Market Value of the Subject Receivables re-transferred on such Business Day and after giving effect the retransfer of the Subject Receivables and transfers of Substitute Receivables the aggregate Market Value of all Purchased Receivables is less than the Buyer’s Margin Amount (which determination shall be made on the second Business Day following the Current clause (a)(ii) Business Day), then Seller shall transfer to Buyer cash so that the amount of such cash and aggregate Market Value of all Purchased Receivables as of the Current clause (a)(ii) Business Day will thereupon equal or exceed the Buyer’s Margin Amount.”
(b) Margin Excess Inapplicable. The provisions of Paragraph 4(b) of the SIFMA Master shall not apply to Transactions under this Agreement, and all references thereto or to “Margin Excess” in the SIFMA Master shall be disregarded.
(c) Margin Deficit Cures. Paragraph 4(c) of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“If Seller is required to transfer cash under subparagraph (a)(i) or (a) (ii) of this Paragraph, Seller shall transfer such cash as provided in such subparagraph no later than 10:00 a.m. on the third Business Day following the Current clause (a)(i) Business Day or the Current clause (a)(ii) Business Day, respectively.”
(d) Evidence of Additional Purchased Receivables. Paragraph 4(d) of the SIFMA Master is hereby amended and restated as follows:
“Any transfer of Additional Purchased Receivables in accordance with Paragraph 4(a) of the Agreement, shall be made automatically in accordance with the terms thereof, without requiring further action or evidence by any party; it being understood that, from and after the second Business Day following the transfer thereof, all such Additional Purchased Receivables transferred in connection with such outstanding Transaction shall be reflected as having been so transferred in the Seller’s books and records and, to the extent applicable, in any Portfolio Report delivered pursuant to the Framework Agreement.”
(e) Reporting of Margin Deficits. Paragraph 4(e) of the SIFMA Master is hereby amended and restated as follows:
“Seller shall provide Buyer with the notices required pursuant to Section 5.3(n) of the Framework Agreement.”
(f) Delivery of Securitization Transfer Notice. Paragraph 4(f) of the SIFMA Master is hereby amended and restated as follows:
“Unless (i) an Event of Default of the type described in clause (g) of the definition thereof has occurred or (ii) any other Event of Default has occurred and is continuing and Buyer has notified Seller on or prior to the immediately preceding Business Day that Seller may no longer consummate transfers contemplated by Securitization Transfer Notices, Seller may deliver a Securitization Transfer Notice to Buyer on any Business Day. Any Purchased Receivables identified in such Securitization Transfer Notice and then subject to an outstanding Transaction (“Subject Receivables”) shall, upon delivery thereof, automatically be re-transferred to Seller and the security interest in such Subject Receivables (and in the Related Rights pertaining thereto) granted pursuant to Paragraph 6 of this Agreement shall be released without further action by any Person or further evidence thereof, whereupon such Subject Receivables shall no longer constitute Purchased Receivables hereunder. Upon such retransfer, the security interest in the applicable Subject Receivables granted pursuant to Paragraph 6(a) is automatically and irrevocably released at the time of retransfer as described in the immediately preceding sentence, and Buyer agrees, at Seller’s expense, to execute and deliver such other documents as Seller may reasonably request to further evidence such release. Seller shall be deemed to represent and warrant that, upon giving effect to such re-transfer of Subject Receivables to Seller and the transfer of Additional Purchased Receivables on such transfer date, the Market Value (as of the second Business Day prior to such transfer date) of all Purchased Receivables then subject to a Transaction will be at least equal to Buyer’s Margin Amount.”

5. Income Payments. Notwithstanding anything to the contrary in Paragraph 5 of the SIFMA Master, (i) unless following the occurrence of an Event of Default with respect to Seller, Buyer has exercised remedies with respect to the Purchased Receivables under Paragraph 11(d) of the SIFMA Master, as amended by this Annex I, USCC Services, LLC will act as servicer (the “Servicer”) and shall service the Purchased Receivables on behalf of Seller, and (ii) unless following the occurrence of an Event of Default with respect to Seller, Buyer has exercised or is deemed to have exercised its option under Paragraph 11(a) of the SIFMA Master, as amended by this Annex I, Seller shall be entitled to receive and retain all Income paid or distributed on or in respect of such Purchased Receivables; provided that if Buyer has exercised or is deemed to have exercised its option under Paragraph 11(a) of the SIFMA Master, as amended by this Annex I, Seller shall cause the Servicer to remit any Income paid or distributed on or in respect of such Purchased Receivables to an account of Buyer as specified in writing by Buyer. All references in the SIFMA Master to Income received by Buyer prior to such an Event of Default shall be disregarded.
6. Security Interest. Paragraph 6 of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“(a) Seller hereby grants to Buyer a first priority security interest in all of Seller’s right, title, benefit and interest in and to all Purchased Receivables included in the Transaction Portfolio applicable to each Transaction entered into under this Agreement, all Related Rights with respect to such Purchased Receivables, whether now existing or hereafter arising, and all proceeds thereof (collectively, the “Collateral”), to secure the Seller’s obligations under the Transaction Agreements (the “Secured Obligations”). This Agreement shall create a continuing security interest in the Collateral and, except as otherwise provided in Paragraph 4(f) of Annex I, shall remain in full force and effect until such security interest is released pursuant to (and to the extent provided in) Paragraph 6(c) below or until all unpaid Repurchase Price with respect to outstanding Transactions under this Agreement have been indefeasibly paid in full and the Facility Expiration Date has occurred. Buyer shall have, with respect to all the Collateral, in addition to all other rights and remedies available to Buyer under the Transaction Agreements, all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction as provided in subparagraph (d) of Paragraph 11, and subject to Paragraph 8.
(b) Seller hereby authorizes Buyer to file such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect the security interest granted pursuant to the foregoing Paragraph 6(a) under the Uniform Commercial Code of the relevant jurisdiction.
(c) The security interest granted pursuant to the foregoing Paragraph 6(a) in (1) the Collateral for any Transaction is automatically released by Buyer upon payment of the Repurchase Price for such Transaction (including by application of set off or netting in accordance with Paragraph 12 of this Agreement (but subject to Paragraph 12 of Annex I hereto)), without further action by any Person and (2) in the applicable Collateral is released as provided in Paragraph 4(f). Buyer hereby agrees, at Seller’s expense, to execute and deliver such other documents as Seller may reasonably request to further evidence such release.
(d) Notwithstanding the foregoing or anything to the contrary herein or in any other Transaction Agreement, (i) any financing statement filed pursuant to the foregoing Paragraph 6(b) shall solely apply to and perfect the security interest granted by Seller pursuant to the foregoing Paragraph 6(a) and shall not apply to or perfect any sale or other transfer of Purchased Receivables or Related Rights and (ii) neither Buyer nor Seller shall, nor shall Buyer request or require Seller to, file any other financing statement, or take any other actions to perfect, any sale or other transfer of Purchased Receivables or Related Rights.”
7. Payment and Transfer. Paragraph 7 of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“Notwithstanding anything herein to the contrary, except as otherwise provided in Paragraph 4(d) of this Annex I, all transfers of Seller Receivables by Seller to Buyer in connection with any Transaction shall occur in accordance with the terms of the Transaction Agreements and, from and after the second Business Day following the transfer thereof, shall be reflected as having been so transferred in the Seller’s books and records and in each Portfolio Report delivered pursuant to Paragraph 3(b) of this Annex I; it being understood that upon Seller’s payment in full of the Repurchase Price with respect to a Transaction on any Repurchase Date (including as a result of netting), all Purchased Receivables shall be automatically transferred and assigned from Buyer to Seller without further evidence thereof.”
8. Rehypothecation of Purchased Receivables. Paragraph 8 of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“Notwithstanding anything herein to the contrary, but without limiting Buyer’s rights under Paragraph 11 (including to dispose of the Purchased Receivables as provided therein), Buyer shall be prohibited from engaging in repurchase transactions with the Purchased Receivables or otherwise selling, transferring, pledging or hypothecating the Purchased Receivables.”
9. Substitution. The provisions of Paragraph 9 of the SIFMA Master shall not apply to Transactions under this Agreement, and all terms and provisions thereof and references thereto shall be disregarded for purposes of this Agreement.
10. Representations. The representations and warranties set forth in Paragraph 10 of the SIFMA Master, in the case of Seller, are hereby replaced with the representations and warranties set forth in Section 5.1 of the Framework Agreement. It is acknowledged that Seller is also making the representations and warranties set forth in Section 5.2 of the Framework Agreement with respect to the Purchased Receivables.

11. Events of Default.
(a) Replacement Events of Default. The Events of Default set forth in Paragraph 11 of the SIFMA Master (i) to the extent applicable to Seller, are hereby replaced with the Events of Default set forth in the definition thereof in the Framework Agreement and (ii) to the extent applicable to Buyer, are hereby deleted. All provisions in Paragraph 11 and elsewhere in the SIFMA Master, to the extent relating to the occurrence of any such Event of Default with respect to Buyer or any rights or remedies afforded to Seller in connection therewith, shall be disregarded for purposes of this Agreement. The introductory paragraph of Paragraph 11 of the SIFMA Master is hereby amended and restated in its entirety to read as follows: “If an Event of Default has occurred and is continuing:” Each reference to “Act of Insolvency” in Paragraph 11(a) of the SIFMA Master is replaced with a reference to “Insolvency Event”.
(b) Remedies. Paragraph 11(d) of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, Buyer may, at its discretion and with such notice to Seller as may be required by applicable law, immediately (i) take possession of any or all Purchased Receivables subject to any outstanding Transactions, at its discretion, (ii) subject to the requirements of applicable law, sell any or all such Purchased Receivables, at one or more public or private sales called and conducted in any manner permitted by law, and apply the proceeds thereof to amounts owing by Seller hereunder or under any of the other Transaction Agreements and promptly remit to Seller any such sale proceeds in excess of such amounts owing by Seller (it being understood, for the avoidance of doubt, that Seller shall remain liable to the Buyer for the excess of such amounts owing by Seller over any sale proceeds so applied); and (iii) generally exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.”
(c) Replacement Securities Inapplicable. The provisions of Paragraphs 11(c), 11(e), and 11(f) of the SIFMA Master shall not apply to Transactions under this Agreement, and all terms and provisions thereof and references thereto (including any references to “Replacement Securities”) shall be disregarded for purposes of this Agreement.
12. Single Agreement. With respect to any Transaction under this Agreement, and notwithstanding anything in this Agreement to the contrary, the portion of the Repurchase Price for such Transaction consisting of the Price Differential shall, in all circumstances, be paid by Seller by wire transfer of immediately available funds to the account of Buyer set forth in Schedule 2 to the Framework Agreement on the Repurchase Date for such Transaction, and such payment of the Price Differential shall not be subject to any setoff, netting or other application by Seller against other amounts, whether pursuant to Paragraph 12 of the SIFMA Master or otherwise.
13. Miscellaneous.
(a) Termination of Agreement. The last sentence of Paragraph 15(a) of the SIFMA Master is hereby amended and restated to read as follows:
“This Agreement shall terminate on the Facility Expiration Date, except that this Agreement shall, notwithstanding such termination, remain applicable to any Transactions then outstanding.”
(b) Notices. The provisions of Paragraph 13 of the SIFMA Master are hereby deleted, and shall be deemed to have been replaced with the provisions of Section 8.8 of the Framework Agreement, which are hereby incorporated by reference.
(c) Other Inapplicable Provisions. Paragraphs 18, 19 and 20 of the SIFMA Master shall not be applicable to Transactions under this Agreement, and all terms and provisions thereof and references thereto shall be disregarded for purposes of this Agreement.
_____________________________________

EXHIBIT A
FORM OF CONFIRMATION

Dated:	[Date]

To:	USCC EIP LLC (“Counterparty”)

30 N. LaSalle, Suite 4000 Chicago, IL 60602 Attention: John M. Toomey Telephone: 312-592-5308 Facsimile: 608-830-5530 Electronic Mail: John.Toomey@tdsinc.com

With a copy to (which shall not constitute notice):

USCC EIP LLC 8410 West Bryn Mawr Avenue Chicago, Illinois 60631 Attention: Doug Chambers Telephone: (773) 399-8930 Electronic Mail: doug.chambers@uscellular.com

From:	MUFG Bank, Ltd., New York Branch (“Buyer”)

1251 Avenue of the Americas New York, New York 10020-1104 Attention: Thomas Giuntini Email: TGiuntini@us.mufg.jp

Re: Confirmation of a Repurchase Transaction
____________________________________________________________________________________________

Dear USCC EIP LLC:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above referenced transaction entered into between Counterparty and Buyer on the Purchase Date specified below (the “Transaction”).

This Confirmation constitutes a "Confirmation" as referred to in the Master Repurchase Agreement specified below.
The definitions and provisions contained in such Master Repurchase Agreement are incorporated into this Confirmation. Subject to the proviso to the definition of Repurchase Price set forth in the Master Repurchase Agreement, in the event of any inconsistency between such Master Repurchase Agreement and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the 1996 SIFMA Master Repurchase Agreement, dated as of January 26, 2022, including Annex I thereto and as amended thereby (as further amended and supplemented from time to time, the “Master Repurchase Agreement”), between Counterparty and Buyer. All provisions contained in the Master Repurchase Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which this Confirmation relates are as follows:

2. General Terms:

Purchase Date:    [Date]

Purchase Price:    $[ ]

Buyer:    MUFG Bank, Ltd., New York Branch

Seller:    USCC EIP LLC

Purchased Receivables:    A Transaction Portfolio of Seller Receivables consisting of Eligible Receivables selected as of 9:00 a.m. on the Purchase Date in accordance with the Ordering Priority until the Market Value of such Transaction Portfolio equals or exceeds 125% of the Purchase Price, together with any Additional Purchased Receivables subsequently transferred pursuant to Paragraph 4 of the Master Repurchase Agreement (it being understood that such Receivables shall be identified as provided in the Master Repurchase Agreement).

Pricing Rate    [ ]

Repurchase Date:    [Date]1

Repurchase Price:    $[ ]

Price Differential    $[ ]

3. Governing law:    Unless otherwise provided in the Master Repurchase Agreement (in which case the law so specified shall govern), this Confirmation shall be governed by and construed in accordance with the laws as specified in the Master Repurchase Agreement.

[Remainder of page intentionally left blank]

_____________________________________

1 To be the earlier of (i) the Facility Expiration Date or (ii) the next Monthly Date to occur following the Purchase Date

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by electronic mail or by facsimile transmission to telecopier No. [ ].

Very truly yours,

MUFG BANK, LTD., New York Branch

By:
Name:
Title:

Confirmed as of the date first above written:

USCC EIP LLC

By:
Name:
Title: